Exhibit 3.9

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A CORPORATION

By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

ONE

The name of the corporation is NN NUCLEAR CORPORATION.

TWO

The name of the corporation is changed to NEWPORT NEWS INDUSTRIAL CORPORATION

THREE

The foregoing amendment was adopted by unanimous consent of the shareholders on November 29, 2001.

The undersigned declares that the facts herein stated are true as of November 29, 2001.

NN NUCLEAR CORPORATION

By:	/s/ Thomas C. Schievelbein

Thomas C. Schievelbein President

ARTICLES OF RESTATEMENT

(with certificate)

of the

ARTICLES OF INCORPORATION

of

NEWPORT NEWS INDUSTRIAL CORPORATION

****************

ONE

The name of the corporation is Newport News Industrial Corporation.

TWO

Pursuant to Section 13.1-711 of the Code of Virginia, the Articles of Incorporation of the corporation are amended and restated in their entirety as set forth in the form of Amended and Restated Articles of Incorporation appended hereto as Attachment A.

THREE

The foregoing Amended and Restated Articles of Incorporation were adopted and recommended to the shareholders of the corporation by unanimous consent of the Board of Directors of the corporation on September 2, 1997.

FOUR

The foregoing Amended and Restated Articles of Incorporation contain amendments requiring approval by the shareholders of the corporation and were so approved by unanimous content, as provided in Section 13.1-707 of the Code of Virginia, on September 2, 1997. Because the foregoing Amended and Restated Articles of Incorporation amend substantially all of the provisions of the corporation’s Articles of Incorporation, as previously amended, the foregoing Amended and Restated Articles of Incorporation constitute, and are submitted herewith as, the information required by Section 13.1-710 of the Code of Virginia.

The undersigned, President of the corporation, declares that the facts herein stated are true as of September 2, 1997.

NEWPORT NEWS INDUSTRIAL CORPORATION

/s/ J.A. Palmer
By:	J.A. Palmer
Title:	President

Attachment A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

of

NN NUCLEAR CORPORATION

I.

The name of the Corporation is NN Nuclear Corporation.

II.

The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

III.

The number of shares that the Corporation shall have authority to issue shall be one hundred thousand (100,000) shares of Common Stock, ten dollars ($10.00) per share par value.

IV.

The registered office shall be located at 4101 Washington Avenue, Newport News, Virginia 23607, in the city of Newport News, and the registered agent shall be Stephen B Clarkson, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the registered office.

Dated: September 2, 1997

/s/ J. A. Palmer
By:	J. A. Palmer
Title:	President